Exhibit 99.1

Investors and Media:
Chris Oltmann
(818) 532-3708

Velocity Financial, Inc. Announces Issuance of $215 Million

of Senior Secured Notes

Westlake Village, CA – March 16, 2022 – Velocity Financial, Inc. (NYSE: VEL), (“Velocity” or the “Company”), a leading provider of small balance investor loans, today announced the issuance of $215 million principal amount of five-year Senior Secured Notes (the ”Notes”) by Velocity Commercial Capital, LLC, a wholly-owned subsidiary of Velocity. The Notes will bear interest at 7.125% per annum and will mature on March 15, 2027. Interest on the notes will be payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2022.

The Notes settled on March 15, 2022, and the net proceeds were used to pay off the Company’s existing term loan facility, and the remaining proceeds will be used for general corporate and other working capital purposes, including to originate new loan investments.

Piper Sandler & Co. acted as placement agent for the offering.

Mark R. Szczepaniak, CFO, stated, “This transaction marks the successful refinancing of our corporate debt, made possible by Velocity’s strong operational performance and balance sheet. This transaction significantly lowers the interest rate on our corporate debt, while also providing additional capital we expect to deploy into attractive loan investments to fuel Velocity’s continued growth. Moreover, we have converted most of our long-term debt to fixed rates, helping to minimize future interest rate risk.”

Mr. Szczepaniak continued, “We’d like to thank the team at Piper Sandler for leading another successful transaction and appreciate the participation of numerous investors in this new financing.”

The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This news release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, (3) regulatory and/or legislative changes, (4) our customers’ continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitization and (6) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our [Form 10-K filed with the SEC on May 10, 2021, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4 unit residential rental and commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 17 years.